                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            CARMIKE CINEMAS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             CARMIKE CINEMAS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 5, 1997

     The Annual Meeting of Shareholders of Carmike Cinemas, Inc. will be held at the offices of Troutman Sanders LLP, NationsBank Plaza, 600 Peachtree Street, N.E., 52nd Floor, Atlanta, Georgia on Monday, May 5, 1997, commencing at 11:00 a.m., E.D.T.

      At the meeting the shareholders will be asked to:

      1. Elect six (6) directors to serve for the ensuing year or until their successors are duly elected and have qualified; and

      2. Transact any other business which may properly be brought before the meeting.

     The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Please mark, sign and date the enclosed proxy card and mail it promptly in the accompanying envelope.


                                        By Order of the Board of Directors,



                                        LARRY M. ADAMS
                                        Secretary

Columbus, Georgia
March 20, 1997


                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                             CARMIKE CINEMAS, INC.

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 5, 1997


     This proxy statement and the accompanying proxy card are furnished to the shareholders of Carmike Cinemas, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held on May 5, 1997, at the offices of Troutman Sanders LLP, NationsBank Plaza, 600 Peachtree Street, N.E., 52nd Floor, Atlanta, Georgia at 11:00 a.m., E.D.T and any adjournments thereof. All shareholders are encouraged to attend the meeting. Your proxy is requested, however, whether or not you attend in order to assure maximum participation.

     At the Annual Meeting, shareholders will be requested to act upon the matters set forth in this proxy statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. You may cancel your proxy before balloting begins by notifying the Secretary of the Company in writing at the Company's principal executive offices. In addition, any proxy signed and returned by you may be revoked at any time before it is voted by delivering a new duly executed proxy card bearing a later date or by appearing and voting in person at the meeting. It is anticipated that this proxy statement and accompanying proxy card will first be mailed to the Company's shareholders on or about March 20, 1997. The Company's 1996 Annual Report to Shareholders, which should be read in conjunction with the matters discussed in this proxy statement, is also enclosed. The expenses incidental to the preparation and mailing of this proxy material are being paid by the Company. No solicitation is planned beyond the mailing of this proxy material to shareholders.

     The principal executive offices of the Company are located at 1301 First Avenue, Columbus, Georgia 31901-2109. The telephone number is (706) 576-3400.

     The close of business on March 14, 1997 has been fixed as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting. On that date the Company had outstanding 9,758,601 shares of its Class A Common Stock, $.03 par value (the "Class A Common Stock"), and 1,420,700 shares of its Class B Common Stock, $.03 par value (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"). Each share of Class A Common Stock entitles the holder thereof to one vote per share on all matters properly coming before the meeting. Each share of Class B Common Stock entitles the holder thereof to ten votes per share on all matters properly coming before the meeting.

     Directors are elected by a plurality of the votes cast by the holders of the Company's Class A Common Stock and Class B Common Stock voting together as a single class at a meeting at which a quorum is present. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors.

                            I. ELECTION OF DIRECTORS

     The Board of Directors has nominated the six individuals named below for election as directors of the Company, each to serve until the next annual meeting of shareholders and until his respective successor shall be duly elected and shall qualify. All of the individuals nominated by the Board of Directors for election are presently directors of the Company. It is the present intention of the persons named in the accompanying form of proxy to vote such proxy (unless authority to so vote is withheld) for the election of the six nominees named below as directors of the Company.

     The Board of Directors expects that each of the nominees will be available to stand for election and to serve as director. However, in the event a vacancy among the original nominees occurs prior to the meeting, the proxies will be voted for a substitute nominee or nominees named by the Board and for the remaining nominees.

     The following is a brief description of the business experience of each nominee for at least the past five years. For purposes of this description, references to the Company include the Company's predecessor, Martin Theatres, Inc.

     C.L. PATRICK, age 78, who has served as Chairman of the Board of Directors of the Company since April 1982, joined the Company in 1945, became its General Manager in 1948 and served as President of the Company from 1969 to 1970. He served as President of Fuqua Industries, Inc. from 1970 to 1978 and as Vice Chairman of the Board of Directors of Fuqua Industries, Inc. from 1978 to 1982. Mr. Patrick is a director emeritus of Columbus Bank & Trust Company.

     MICHAEL W. PATRICK, age 46, has served as President of the Company since October 1981, a director of the Company since April 1982 and Chief Executive Officer since March 29, 1989. He joined the Company in 1970 and served in a number of operational and film booking and buying capacities prior to becoming President. Mr. Patrick is a director of Columbus Bank & Trust Company. He also serves as a director of the Will Rogers Institute and Welcome Home, Inc.

     CARL L. PATRICK, JR., age 50, has served as a director of the Company since April 1982. He was the Director of Taxes for the Atlanta, Georgia office of Arthur Young & Co. from October 1984 to September 1986, and is currently self-employed. Previously, he was a certified public accountant with Arthur Andersen & Co. from 1976 to October 1984. Mr. Patrick served two terms as Chairman of the Board of Summit Bank Corporation and currently serves as a director of that company. Mr. Patrick is Co-Chairman of PGL Entertainment Corp.

     JOHN W. JORDAN, II, age 48, has been a director of the Company since April 1982. He is a co-founder and managing partner of The Jordan Company, which was founded in 1982. Mr. Jordan is a managing partner of Jordan/Zalaznick Capital Company and Chairman of the Board and Chief Executive Officer of Jordan Industries, Inc. From 1973 until 1982, he was a Vice President of Carl Marks & Company, a New York investment banking company. Mr. Jordan is a director of American Safety Razor Company, Apparel Ventures, Inc., Marisa Christina, Inc., Ameriking, Inc. and Rockshox, Inc., as well as the companies in which The Jordan Company holds investments.

     CARL E. SANDERS, age 71, has been a director of the Company since April 1982. He is engaged in the private practice of law as Chairman of Troutman Sanders LLP, an Atlanta, Georgia law firm. Mr. Sanders is a director of Matria Healthcare, Inc., Healthdyne Information Enterprises, Inc., Metromedia International Group, Inc., Norrell Corporation and Roadmaster Industries, Inc.

     DAVID W. ZALAZNICK, age 42, has served as a director of the Company since April 1982. He is a co-founder and general partner of The Jordan Company, a managing partner of Jordan/Zalaznick Capital Company and a director of Jordan Industries, Inc. From 1978 to 1980, he worked as an investment banker with Merrill Lynch White Weld Capital Markets Group and, from 1980 until the formation of The Jordan Company in 1982, Mr. Zalaznick was a Vice President of Carl Marks & Company. Mr. Zalaznick is a director of American Safety Razor Company, Apparel Ventures, Inc., Marisa Christina, Inc., Cookies USA, Inc. and Ameriking, Inc., as well as the companies in which The Jordan Company holds investments.

     Messrs. Michael W. Patrick and Carl L. Patrick, Jr. are the sons of Mr. C.L. Patrick.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE.



                             ADDITIONAL INFORMATION

BOARD MEETINGS

     The business of the Company is managed by or under the direction of the Board of Directors. The Board of Directors met once during the year ended December 31, 1996, and took action by unanimous written consent in lieu of a meeting on six occasions. Each of the directors attended all of the aggregate of (1) the total meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served, during the periods that he served. Each non-salaried director of the Company receives a $6,000 fee per annum for his services as a director plus $500 for each meeting of the Board at which he participates in person.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Stock Option Committee, which consists of Messrs. John W. Jordan, II and David W. Zalaznick, has the authority to determine to whom options are to be granted under the 1986 Carmike Cinemas, Inc. Class A Stock Option Plan (the "Stock Option Plan") as well as the type of option and the number of shares subject thereto. The Stock Option Committee did not meet during the year ended December 31, 1996. The Audit Committee, which consists of Messrs. John W. Jordan, II and David W. Zalaznick, recommends the engagement of independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Audit Committee met once during the year ended December 31, 1996. The
Real Estate Committee, which consists of Mr. Michael W. Patrick, has the authority to determine and designate those real properties owned or leased by the Company which are no longer necessary for the conduct of its business and operations and arrange for their disposition.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

     The following table sets forth certain information as to the Class A Common Stock and the Class B Common Stock of the Company beneficially owned as of January 31, 1997 by each person, other than persons whose ownership is reflected under the caption "Security Ownership of Management," who is known to the Company to own, directly or indirectly, more than 5% of the outstanding shares of either class of the Company's Common Stock, and reflects information presented in each such person's Schedule 13G (and amendments, if any, thereto) as filed with the Securities and Exchange Commission and provided to the Company.



                                                                       AMOUNT AND NATURE
                                                          TITLE OF       OF BENEFICIAL     PERCENT OF    TOTAL VOTING
NAME AND ADDRESS OF BENEFICIAL OWNER                       CLASS           OWNERSHIP       CLASS (1)     INTEREST (2)
------------------------------------                      --------         ---------       ---------     ------------
T. Rowe Price Associates, Inc. (3).....................    Class A          734,024           7.5%           3.1%
   100 East Pratt Street
   Baltimore, Maryland 21202

Brinson Partners, Inc.(4)..............................    Class A          680,600           7.0%           2.8%
   209 South LaSalle
   Chicago, Illinois  60604-1295

Leucadia Investors, Inc. (5)(6)........................    Class A          589,475           6.0%           2.5%
   315 Park Avenue South
   New York, New York 10010

Luther King Capital Management Corporation (7).........    Class A          582,500           6.0%           2.4%
   301 Commerce, Suite 1600
   Fort Worth, Texas 76102

College Retirement Equities Fund(8)....................    Class A          581,000           5.9%           2.4%
   730 Third Avenue
   New York, New York 10017

------------------

(1) Percent of Class is with respect to outstanding shares of Class A Common Stock as of January 31, 1997 (9,758,601 shares outstanding on that date).

(2) Total Voting Interest reflects ten votes afforded each share of outstanding Class B Common Stock (14,207,000 votes) and one vote afforded each share of outstanding Class A Common Stock (9,758,601 votes) for a total of 23,965,601 votes.

(3) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or shared power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) Based on Amendment No. 2 dated February 12, 1997 to the Schedule 13G filed by Brinson Partners, Inc. ("BPI") on behalf of itself, Brinson Trust Company, a wholly-owned subsidiary of BPI ("BTC"), Brinson Holdings, Inc. ("BHI"), SBC Holding (USA), Inc. ("SBCUSA") and Swiss Bank Corporation ("SBC"). BPI is an investment adviser and BTC is a bank.

(5) Leucadia Investors, Inc. is an indirect wholly-owned subsidiary of Leucadia National Corporation; both entities are New York corporations. While Leucadia Investors, Inc. is the record owner of Class A Common Stock, Leucadia National Corporation may be deemed to be beneficial owner of such shares by virtue of its shared powers to direct the voting and disposition by Leucadia Investors, Inc. of such shares.

(6) John W. Jordan, II, David W. Zalaznick and Leucadia Investors, Inc. are each a general partner in The Jordan Company, a New York general partnership organized in 1982, which was one of the three original investors in the leveraged buyout of the Company in April 1982.

(7) Based on the Schedule 13G dated January 21, 1997 filed by Luther King Capital Management Corporation, an investment advisor.

(8) Based on Amendment No. 5 dated January 1, 1997 to the Schedule 13G filed by College Retirement Equities Fund, an investment company ("CREF"), and information furnished to the Company by CREF.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as to the Class A Common Stock and the Class B Common Stock beneficially owned as of January 31, 1997 by each of the Company's directors, nominees for director, each executive officer named in the Summary Compensation Table set forth under the caption "Executive Compensation and Other Information" and all directors and executive officers as a group.


                                                     AMOUNT AND NATURE                    TOTAL
                                      TITLE OF        OF BENEFICIAL       PERCENT OF     VOTING
NAME OF BENEFICIAL OWNER               CLASS             OWNERSHIP         CLASS (1)   INTEREST (2)
------------------------              --------           ----------        --------   ------------
C.L. Patrick (3)....................  Class B             322,593          22.7%         13.7%

Michael W. Patrick (4)..............  Class B             588,509          41.4%         24.5%

                                      Class A              85,000            *             *

Carl L. Patrick, Jr. (5)............  Class B             509,600          35.9%         21.3%

                                      Class A              39,791            *             *

Carl E. Sanders (6).................  Class A              56,228            *             *

John W. Jordan, II (7)(8)...........  Class A             361,185           3.7%          1.5%

David W. Zalaznick (8)(9)...........  Class A             263,840           2.7%          1.1%

John O. Barwick, III (10)...........  Class A              12,030            *             *

Anthony J. Rhead (11)...............  Class A               1,000            *             *

Larry M. Adams......................  Class A                 400            *             *

All Directors and Executive.........  Class B           1,420,700           100%         59.3%
  Officers as a Group (14
  persons) (12)

                                      Class A             820,024           8.3%          3.4%

----------------------------

* Indicates less than 1%.

(1) Percent of Class is with respect to outstanding shares of each class of Common Stock as of January 31, 1997 (1,420,700 outstanding shares of Class B Common Stock and 9,758,601 outstanding shares of Class A Common Stock), plus such additional shares as are subject to purchase upon exercise of vested options held by the particular person or group of persons.

(2) Total Voting Interest reflects ten votes afforded each share of outstanding Class B Common Stock (14,207,000 votes) and one vote afforded each share of outstanding Class A Common Stock (9,758,601 votes) for a total of 23,965,601 votes, plus one vote per share for such additional shares of the Class A Common Stock as are subject to purchase upon exercise of vested options held by the particular person or group of persons.

(3)  C.L. Patrick and Frances E. Patrick are husband and wife.  Includes
     45,963 shares of Class B Common Stock owned by Frances E. Patrick as to which shares C.L. Patrick disclaims beneficial ownership. Includes 34,044 shares, 32,342 shares and 11,064 shares of Class B Common Stock held in trusts for Carl L. Patrick, Jr., Michael W. Patrick and Michael W. Patrick's minor son, respectively, by C.L. Patrick or Frances E. Patrick, as trustees, which trusts are scheduled to terminate between 1997 and 1999 and as to which shares C.L. Patrick and Frances E. Patrick each disclaim beneficial ownership. Includes 59,576 shares of Class B Common Stock held in trust for Michael W. Patrick by C.L. Patrick, as trustee, and 59,576 shares held in trust for Carl L. Patrick, Jr. by Frances E. Patrick, as trustee; pursuant to these trusts, C.L. Patrick and Frances E. Patrick each sold the remainder interest in the shares held by these trusts in return for an annuity based on their joint lives.

(4) Includes 28,414 shares of Class B Common Stock held by Michael W. Patrick as custodian for his minor son; Michael W. Patrick has voting and investment power with respect to such shares but disclaims beneficial ownership thereof. Excludes 32,342 shares and 11,064 shares of Class B Common Stock held in trusts for Michael W. Patrick and his minor son, respectively, by C.L. Patrick or Frances E. Patrick, as trustees, which trusts are scheduled to terminate between 1997 and 1999. Excludes 59,576 shares of Class B Common Stock held in trust for Michael W. Patrick by C.L. Patrick, as trustee, the remainder interest of which Michael W. Patrick has purchased. Includes 80,000 shares of Class A Common Stock which are subject to purchase upon exercise of vested options held by Michael W. Patrick. The combined voting power represented by the shares of Class A Common Stock and Class B Common Stock beneficially owned by Michael W. Patrick is 24.8% of the total combined voting power represented by the outstanding shares of these two classes.

(5) Excludes 34,044 shares of Class B Common Stock held in trust for Carl L. Patrick, Jr. by Frances E. Patrick, as trustee, which trust is scheduled to terminate in 1999. Excludes 59,576 shares of Class B Common Stock held in trust for Carl L. Patrick, Jr. by Frances E. Patrick, as trustee, the remainder interest of which Carl L. Patrick, Jr. has purchased. The combined voting power represented by the shares of Class A Common Stock and Class B Common Stock beneficially owned by Carl L. Patrick, Jr. is 21.4% of the total combined voting power represented by the outstanding shares of these two classes.

(6) Includes 14,000 shares of Class A Common Stock owned by Carl E. Sanders' wife, as to which shares Mr. Sanders disclaims beneficial ownership.

(7) Includes 298,205 shares of Class A Common Stock owned by the John W. Jordan, II Revocable Trust, of which John W. Jordan, II is the sole trustee and sole beneficiary. Includes 62,980 shares of Class A Common Stock owned by the Jordan Family Trust. John W. Jordan is a trustee of the Jordan Family Trust, of which his minor children are the sole beneficiaries, but he disclaims beneficial ownership of shares held in said trust. Until May 26, 1995, Mr. Jordan was a director of Leucadia National Corporation.

(8) Does not include 589,475 shares of Class A Common Stock owned by Leucadia Investors, Inc. John W. Jordan, II, David W. Zalaznick and Leucadia Investors, Inc. are each a general partner in The Jordan Company, a New York general partnership organized in 1982, which was one of the three original investors in the leveraged buyout of the Company in 1982.

(9) Includes an aggregate of 12,000 shares held by three irrevocable trusts for the benefit of Mr. Zalaznick's minor children (Mr. Zalaznick's wife is the trustee of these trusts), and 50 shares held by Mr. Zalaznick as custodian for his minor son. Mr. Zalaznick disclaims beneficial ownership of such 12,050 shares.

(10) Includes 30 shares of Class A Common Stock held by John O. Barwick, III on behalf of his children, as to which shares he disclaims beneficial ownership, and 10,000 shares of Class A Common Stock which are subject to purchase upon exercise of vested options held by Mr. Barwick.

(11) Represents 1,000 shares of Class A Common Stock which are subject to purchase upon exercise of vested options held by Anthony J. Rhead.

(12) Includes 1,000 shares of Class A Common Stock held by the unnamed executive officers of the Company, and also includes an aggregate of 103,000 shares of Class A Common Stock which are subject to purchase upon exercise of vested options held by all executive officers of the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has no Compensation Committee. The following officers and employees of the Company participated in deliberations of the Board of Directors concerning executive officer compensation: C.L. Patrick and Michael
W. Patrick.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company serving as of December 31, 1996 (these five individuals, collectively, the "named executive officers") for the fiscal years ended December 31, 1996, 1995 and 1994.



                                SUMMARY COMPENSATION TABLE
                                --------------------------


                                                          SECURITIES
NAME AND                               SALARY    BONUS    UNDERLYING        ALL OTHER
PRINCIPAL POSITION             YEAR     ($)       ($)     OPTIONS (#)  COMPENSATION ($)(1)
------------------             -----  --------  --------  -----------  -------------------
Michael W. Patrick...........  1996   $542,202  $ 46,400         0         $ 56,864
 President, Chief Executive..  1995    527,138    80,000         0           61,188
 Officer and Director........  1994    512,611    62,000    30,000          57.,860

C.L. Patrick.................  1996    269,000         0         0            5,866
 Chairman of the Board of....  1995    269,000         0         0            5,866
 Directors...................  1994    264,989         0         0            5,866

John O. Barwick, III.........  1996    102,500    58,000         0           17,268
 Vice President-Finance,.....  1995    102,500   100,000         0           21,468
 Treasurer and Chief.........  1994    102,500    62,000    15,000           15,585
 Financial Officer...........

Anthony J. Rhead.............  1996     75,000    58,000         0           16,450
 Vice President-Film.........  1995     75,000   100,000         0           19,516
                               1994     75,000    62,000    15,000           14,779

Larry M. Adams...............  1996     75,000    46,400         0           14,156
 Vice President-Informational  1995     75,000    80,000         0           17,516
 Systems and Secretary.......  1994     75,000    46,500         0           12,656

(1) The amounts shown in this column for 1996 represent amounts paid by the Company under a deferred compensation plan and the incremental cost of life insurance premiums for death benefits in excess of $50,000, respectively, as follows: Michael W. Patrick - $55,646 and $1,218; C. L. Patrick - $-0- and $5,866; John O. Barwick, III - $16,050 and $1,218; Anthony J. Rhead - $13,300
and $3,150; and Larry M. Adams - $12,140 and $2,016.

EMPLOYMENT CONTRACTS

     In April 1982, C.L. Patrick entered into an employment agreement with the Company with respect to his services as Chairman of the Board. This agreement, as restated and amended on January 1, 1990, provides a base annual salary of $200,000 for C.L. Patrick with annual cost of living adjustments. Such cost of living adjustments have resulted in a base annual salary effective as of August 1, 1996 of $284,732 for C.L. Patrick. Effective as of January 1, 1993, Michael
W. Patrick entered into an employment agreement with the Company with respect to his services as Chief Executive Officer. This agreement provides a base annual salary of $500,000, with annual cost of living adjustments. Such cost of living adjustments have resulted in a base annual salary effective as of January 1, 1997 of $557,651 for Michael W. Patrick. Each agreement provides for a three-year term which is automatically extended each year after the first year for an additional year unless either party gives written notice of termination within 30 days prior to the anniversary date of such agreement. These agreements also provide during their terms for a death benefit equal to one year's salary, as well as for reimbursement of business-related expenses.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year. No options were granted to the named executive officers during 1996.



 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                UNDERLYING                 IN-THE-MONEY
                                                          UNEXERCISED OPTIONS AT             OPTIONS
                                                                FY-END (#)               AT FY-END ($)(2)
                      SHARES ACQUIRED       VALUE       --------------------------  --------------------------
        NAME          ON EXERCISE (#)  REALIZED ($)(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
       -----          ---------------  ---------------  -----------  -------------  -----------  -------------
Michael W. Patrick         $ -0-         $   -0-          80,000       30,000        $1,340,000    $221,250

C.L. Patrick                 -0-             -0-             -0-          -0-               -0-         -0-

John O. Barwick, III       5,000             -0-          10,000       15,000           168,750     110,625

Anthony J. Rhead           1,000          60,125             -0-       15,000               -0-     110,625

Larry M. Adams               -0-             -0-             -0-       15,000               -0-     110,625

--------------------

       (1) These amounts represent the excess of the fair market value of the Class A Common Stock at the time of exercise above the exercise price of the options.

       (2) These amounts represent the excess of the fair market value of the Class A Common Stock of $25.375 per share as of December 31, 1996 above the exercise price of the options.

REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors does not have a Compensation Committee. The full Board of Directors oversees and reviews the administration of the Company's employee benefit plans and compensation of employees, except for decisions about awards under the Company's stock option plan, which must be made solely by the Stock Option Committee in order for the grants or awards under such plan to satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

     The following is a report submitted by the Board of Directors addressing the Company's compensation policy as it related to the Chief Executive Officer and the other named executive officers for fiscal year 1996.

Base Salary and Bonuses

     The Company does not have a formalized program regarding compensation of executive officers. The base salaries for the Chairman of the Board and the Chief Executive Officer are set in accordance with their employment contracts.
See  "Employment Contracts."   The terms of these contracts were proposed by
the Chairman of the Board and the Company's Chief Executive Officer. Factors considered by the Chairman of the Board and Chief Executive Officer are subjective and could include their perceptions of the individual's performance, needs and potential and the Columbus, Georgia economy. The Chairman of the Board and the Chief Executive Officer inform the Board of Directors as to the proposed remuneration of the other named executive officers. Again, the factors considered are usually subjective and could include their perceptions of each individual's performance, needs and potential and the Columbus, Georgia economy.

     An individual's bonus is based on earnings per share for the Company's Class A Common Stock. For each $1.00 in earnings per share (as defined), an individual receives a bonus of $5,000 multiplied by the number of bonus points awarded to such individual. The Chairman of the Board informs the Board of Directors of the proposed number of "bonus points" to be awarded to the Chief Executive Officer. Factors considered by the Chairman of the Board are subjective and could include his perception of the individual's contribution to the Company's performance. The Chairman of the Board and the Chief Executive Officer decide the number of "bonus points" to be awarded to the other named executive officers. Factors considered by the Chairman of the Board and the Chief Executive Officer are subjective and could include their perceptions of an individual's contributions to the Company's performance. The Chairman of the Board does not participate in the bonus program.

Deferred Compensation Plan

     The Company maintains a Deferred Compensation Plan for certain executive officers, including the named executive officers, pursuant to which the Company pays additional compensation on a pre-tax basis equal to 10% of an employee's taxable compensation. Distributions from the plan are made upon or shortly after normal retirement, disability, death or termination of employment of a participant.

Stock Option Plan

     The Stock Option Plan is the Company's long-term incentive plan for executive officers and key employees. The objective of the Stock Option Plan is to align executive pay with shareholder long-term interest by creating a direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant long-term ownership position in the Company's Class A Common Stock.

     The Stock Option Plan authorizes the Stock Option Committee to award stock options to key employees of the Company. The Stock Option Committee has the power to determine the individuals to whom stock options are awarded, the terms at which option grants shall be made and the terms of the options and the number of shares subject to each option. The size of option grants may be based, in part, upon position level.

Chief Executive Officer Pay

     Amounts earned during 1996 by the Chief Executive Officer, Michael W. Patrick, are shown in the Summary Compensation Table. His base salary was set pursuant to the terms of his employment agreement with the Company. That agreement provides for a base annual salary of $500,000, with annual cost of living adjustments. See "Employment Contracts." Michael W. Patrick received a bonus of $46,400 in 1996. The amount of his bonus was based on earnings per share as described above.

     The Board believes that the current subjective process has been effective in rewarding executives appropriately, and in attracting and retaining good performers. While the Board is pleased with the current compensation system, it reserves the right to make such changes to the program as it deems desirable or necessary in future years.


                             MEMBERS OF THE BOARD OF DIRECTORS

                                          C.L. Patrick
                                          Michael W. Patrick
                                          Carl L. Patrick, Jr.
                                          John W. Jordan, II
                                          Carl E. Sanders
                                          David W. Zalaznick

PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total shareholder return on the Company's Class A Common Stock with the comparable cumulative total returns of the New York Stock Exchange Market Index and a peer group index comprised of the companies listed below. The graph assumes that the value of the investment in the Class A Common Stock and each index was $100 on December 31, 1992, and that all dividends were reinvested.


                       COMPARISON OF FIVE-YEAR CUMULATIVE
                   TOTAL RETURN AMONG CARMIKE CINEMAS, INC.,
                     NYSE MARKET INDEX AND PEER GROUP INDEX


                                 FISCAL YEAR ENDING

COMPANY                         1991    1992    1993    1994    1995      1996
CARMIKE CINEMAS CL A             100   91.94  116.13  148.39    145.16  163.71
PEER GROUP                       100   79.77  130.74  126.84    156.77  124.39
BROAD MARKET                     100  104.70  118.88  116.57    151.15  182.08



Companies in the peer group are as follows: AMC Entertainment, Inc., Carmike Cinemas, Inc., Cineplex Odeon Corporation and Showscan Entertainment Inc.
These companies were chosen on the basis of being publicly held companies which are primarily in the movie exhibition business (non drive-in).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases equipment for six of its theatres pursuant to five equipment lease agreements with Michael W. Patrick and one such agreement with C.L. Patrick. During the year ended December 31, 1996, the Company paid $93,471 to Michael W. Patrick and $96,000 to C.L. Patrick under these equipment leases. The Company also has an aircraft lease agreement dated July 1, 1983, with C.L.P. Equipment, a sole proprietorship of which C.L. Patrick is the owner, pursuant to which the Company paid $190,522 in the year ended December 31, 1996. The Company believes that these transactions are on terms no less favorable to the Company than terms available from unaffiliated parties in arm's-length transactions. Any future transactions between the Company and any officer, director, 5% shareholder or any affiliate thereof will be on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

     The law firm of Troutman Sanders LLP, Atlanta, Georgia, of which Carl E. Sanders is the Chairman, provides legal services to the Company.


                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented for action at the meeting. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports with the Securities and Exchange Commission regarding beneficial ownership of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements of the Act.

INDEPENDENT AUDITORS

     Management has selected Ernst & Young LLP as its independent auditors for the current year. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders.

SHAREHOLDER PROPOSALS

     Any shareholder of the Company who wishes to present a proposal at the 1998 Annual Meeting of Shareholders of the Company and who wishes to have such proposal included in the Company's proxy statement for that meeting must deliver a copy of such proposal to the

Company at 1301 First Avenue, Columbus, Georgia 31901-2109, Attention:
Corporate Secretary, for receipt not later than November 20, 1997. The Company reserves the right to decline to include in the Company's proxy statement any shareholder's proposal which does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

FORM 10-K

     The Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1996 (including the consolidated financial statements and schedules thereto but excluding exhibits) will be provided without charge to each shareholder so requesting in writing. Each request must set forth a good faith representation that, as of March 14, 1997, the record date for the 1997 Annual Meeting, the person making the request beneficially owned share(s) of the Class A Common Stock or the Class B Common Stock of the Company. The written request should be directed to: Carmike Cinemas, Inc., 1301 First Avenue, Columbus, Georgia 31901-2109, Attention: John
O. Barwick, III, Vice President-Finance.



                             YOUR VOTE IS IMPORTANT

     You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

                                                                      APPENDIX


                             CARMIKE CINEMAS, INC.
                               1301 FIRST AVENUE
                         COLUMBUS, GEORGIA  31901-2109

                           CLASS A COMMON STOCK PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 5, 1997.


The undersigned hereby appoints MICHAEL W. PATRICK, JOHN O. BARWICK, III, and LARRY M. ADAMS, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Class A Common Stock of Carmike Cinemas, Inc. held of record by the undersigned on March 14, 1997, at the Annual Meeting of Shareholders of Carmike Cinemas, Inc. to be held at the offices of Troutman Sanders, NationsBank Plaza, 600 Peachtree Street, N.E., 52nd Floor, Atlanta, Georgia 30308, at 11:00 a.m. local time, on Monday, May 5,
1997, and any adjournments thereof.

MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
1.  ELECTION OF DIRECTORS:
    [ ] FOR all nominees, except as marked below
    [ ] WITHHOLD vote from all nominees
    C.L. Patrick, Michael W. Patrick, John W. Jordan, II, Carl L. Patrick, Jr., Carl E. Sanders, David W. Zalaznick
    (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)
    ___________________________________________________________________________


2. In their discretion, the proxies are authorized to vote as described in the proxy statement and upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.



Dated:__________________________________, 1997


______________________________________________
Signature


______________________________________________
Signature if Held Jointly


Please sign exactly as name appears on Stock Certificate. If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE